UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) (b) (c) and (e): Not applicable.
(d):

On January 31, 2007, ImmunoGen, Inc. (Nasdaq: IMGN) announced the addition of Mr. Howard Pien to the Company’s Board of Directors. Mr. Pien will also serve as a member of the Compensation Committee of the Board of Directors.  Mr. Pien has more than twenty years of experience in pharmaceutical operations gained at leading healthcare companies. Mr. Pien was Chairman and CEO of Chiron Corporation at the time of its acquisition by Novartis in 2006.  Prior to joining Chiron as CEO in 2003, Mr. Pien held positions of increasing responsibility at Merck, Abbot Laboratories, SmithKline Beecham and its successor, GlaxoSmithKline. He has served on the boards of a number of non-profit institutions and industry associations, and is currently on the boards of ViroPharma, Inc. and Children’s Hospital, Oakland.

In accordance with the ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, as amended, during his first year of service, Mr. Pien is entitled to receive annual meeting fees of $35,000 per year, payable quarterly in arrears, and an initial annual retainer grant of $65,000 in deferred share units which will vest ratably over a three year period in quarterly increments based on the closing price of ImmunoGen common stock on January 31, 2007.

ITEM 9.01. — FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: February 5, 2007	/s/ Daniel M. Junius
Daniel M. Junius
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated January 31, 2007